UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 NE Mizner Boulevard, Suite 640, Boca Raton, FL 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964-3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INMB	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2020, the Board of Directors (the “Board”) of INmune Bio Inc., a Nevada corporation (the “Company”), approved and adopted the Rights Agreement, dated as of December 30, 2020 (the “Rights Agreement”), by and between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”). The Company and the Rights Agent entered into Amendment No. 1 to the Rights Agreement (“Amendment No. 1”) on December 20, 2021 to extend the expiration of the Rights Agreement to December 30, 2022, Amendment No. 2 (“Amendment No.2”) to the Rights Agreement on December 9, 2022 to extend the expiration of the Rights Agreement to December 30, 2023 and Amendment No. 3 (“Amendment No. 3”) to the Rights Agreement on December 14, 2023 to extend the expiration of the Rights Agreement to December 30, 2024.

On December 6, 2024, the Company and the Rights Agent entered into Amendment No. 4 to the Rights Agreement (“Amendment No. 4”). Pursuant to Amendment No. 4, the Rights Agreement extended the expiration of the Rights Agreement to December 30, 2025.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4.

The foregoing description of the Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment No. 4, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of INmune Bio Inc. (the “Company”) approved the issuance of an option to each of the Company’s non-employee directors; Timothy Schroeder, J. Kelly Ganjei, Scott Juda and Marcia Allen (collectively, the “Optionees”) to purchase 32,500 shares of the Company’s common stock with an exercise price of $5.05 under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”). The options will become 100% vested and exercisable on December 5, 2026, the two-year anniversary of the grant date and expire on December 4, 2034. The Company has executed a nonqualified stock option agreement with the Optionees.

On December 4, 2024, the Compensation Committee approved the issuance of options to Ramond J. Tesi, the Company’s Chief Executive Officer, and David Moss, the Company’s Chief Financial Officer, to purchase 226,000 and 223,000 shares of the Company’s common stock, respectively, pursuant to incentive stock option agreements and the issuance of options to the Company’s Chief Scientific Officer, Mark Lowdell to purchase 140,000 shares of the Company’s common stock pursuant to a nonqualified stock option agreement. The options have an exercise price of $5.05 per share. The options were granted under the 2021 Plan, will become 100% vested and exercisable on December 5, 2026, the two-year anniversary of the grant date and expire on December 4, 2034.

The forgoing summary of the option grants referenced above is not complete and qualified in its entirety by reference to the Company’s standard form of nonqualified option agreement and standard form of incentive stock option agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description

4.1	Amendment No. 4 to Rights Agreement, dated as of December 6, 2024, between the Company and VStock Transfer LLC, as Rights Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2024	INMUNE BIO INC.

	By:	/s/ David Moss
David Moss
Chief Financial Officer

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